Exhibit 10.26

Regulatory Agreement Nursing Homes	U.S. Department of Housing and Urban Development Office of Housing Federal Housing Commissioner

Project Number 122-22056-PM-ALF-REF	Mortgagee Red Mortgage Capital, Inc., an Ohio corporation
Amount of Mortgage Note $12,240,000.00	Date As of April 1, 2003
Mortgage Recorded (State) California	County Ventura	Date April __, 2003
Book	Page

          This Agreement entered into as of this 1st day of April, 2003, between RETIREMENT INNS III, LLC, a Delaware limited liability company whose address is 245 Fischer Avenue, Suite D-1, Costa Mesa, California  92626 (jointly and severally, hereinafter referred to as Lessee) and the undersigned FEDERAL HOUSING COMMISSIONER, (hereinafter called Commissioner).

          In consideration of the consent of the Commissioner to the leasing of the aforesaid project by ARV LAS POSAS, L.P., a California limited partnership, Mortgagor, and in order to comply with the requirements of the National Housing Act and the Regulations adopted by the Commissioner pursuant thereto, Lessees agree for themselves, their successors, heirs and assigns, that in connection with the mortgaged property and the project operated thereon and so long as the Contract of Mortgage Insurance continues in effect, and during such further period of time as the Commissioner shall be the owner, holder or reinsurer of the mortgage, or during any time the Commissioner is obligated to insure a mortgage on the mortgaged property:

(1)	The lease shall be subject and subordinate to the mortgage securing the note or other obligation endorsed for insurance by the commissioner;

(2)	Lessee shall make payments under lease when due;

(3)

Payments by the lessee to the lessor shall be sufficient to pay all mortgage payments including payments to reserves for taxes, insurance, etc., payments to the Reserve for Replacements, and to take care of necessary maintenance. If at the end of any calendar year, or any fiscal year if the project operates on the basis of a fiscal year, payments under the lease have not been sufficient to take care of the above items, the lessor and lessee upon request in writing from the Commissioner shall renegotiate the amounts due under the lease so that such amounts shall be sufficient to take care of such items; the Commissioner shall be furnished by the lessee, within thirty days after being called upon to do so, with a financial report in form satisfactory to the Commissioner covering the operations of the mortgaged property and of the project;

(4)	The lessee shall not sublease the project or any part thereof without the consent of the Commissioner;

(5)

The lessee shall at all times maintain in full force and effect a license from the State or other licensing authority to operate the project as a nursing home, but the owner shall not be required to maintain such a license;

(6)	Lessee shall maintain in good repair and condition any parts of the project for the maintenance of which lessee is responsible under the terms of the lease;

(7)	Lessee shall not remodel, reconstruct, add to, or demolish any part of the mortgaged property or subtract from any real or personal property of the project;

(8)	Lessee shall not use the project for any purpose except the operation of an assisted living facility;

(9)

If a default is declared by the Commissioner under the provisions of Paragraph 10 of the Regulatory Agreement entered into by the lessor-mortgagor and the Commissioner as of the 1st day of April, 2003, a copy of notice of default having been given to the lessee, the lessee will thereafter make all future payments under the lease to the Commissioner;

(10)

The lease may be cancelled upon thirty days written notice by the Commissioner given to the lessor and the lessee for a violation of any of the above provisions unless the violation is corrected to the satisfaction of the Commissioner within said thirty day period.

(11)	The Commissioner must approve any change in or transfer of ownership of the lessee entity, and any change in or transfer of the management operation, or control of the project.

(12)

The lessee shall not reduce or expand, allow to be reduced or expanded, or cause the expansion or reduction of the bed capacity of the project without the consent of the Commissioner. Any change in the bed capacity shall violate this Regulatory Agreement.

(13)

The lessee shall not enter into any management contract involving the project, unless such shall contain a provision that, in the event of default under the Regulatory Agreement as recited in paragraph 9 (above) of this Agreement, the management agreement shall be subject to termination without penalty upon written request of the Commissioner. Upon such request the lessee shall immediately arrange to terminate the contract within a period of not more than thirty (30) days and shall make arrangements satisfactory to the Commissioner for continuing proper management of the project.

(14)

The mortgaged property, equipment, buildings, plans, offices, apparatus, devices, books, contracts, records, documents, and other papers relating thereto shall at all times be maintained in reasonable condition for proper audit and subject to examination and inspection at any reasonable time by the Commissioner or his duly authorized agents. Lessee shall keep copies of all written contracts or other instruments which affect the mortgaged property, all or any of which may be subject to inspection and examination by the Commissioner or his/her duly authorized agents.

(15)

There shall be full compliance with the provisions of (1) any State or local laws prohibiting discrimination in housing on the basis of race, color, creed, or national origin; and (2) with the Regulations of the Federal Housing Administration providing for non-discrimination and equal opportunity in housing. It is understood and agreed that failure or refusal to comply with any such provisions shall be a proper basis for the Commissioner to take any corrective action he may deem necessary including, but not limited to, the refusal to consent to a further renewal of the lease between the mortgagor-lessor and the lessee, the rejection of applications for FHA mortgage insurance and the refusal to enter into future contracts of any kind with which the lessee is identified; and further, if the lessee is a corporation or any other type of business association or organization which may fail or refuse to comply with the aforementioned provisions, the Commissioner shall have a similar right of corrective action (1) with respect to any individuals who are officers, directors, trustees, managers, partners, associates or principal stockholders of the lessee; and (2) with respect to any other type of business association, or organization with which the officers, directors, trustees, managers, partners, associates or principal stockholders of the lessee may be identified.

(16)	The lease is evidenced by a Memorandum of Lease attached hereto and made a part hereof.

(17)	All references herein to the terms “nursing home” or nursing homes” shall mean and include the terms “assisted living facility” and “assisted living facilities.”

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date first hereinabove written.

RETIREMENT INNS III, LLC
a Delaware limited liability company

By:

Abdo H. Khoury Manager

As of April 1, 2003

SECRETARY OF HOUSING AND URBAN DEVELOPMENT ACTING BY AND THROUGH THE FEDERAL HOUSING COMMISSIONER

By:

Authorized Agent

As of April 1, 2003

Attachment:
Exhibit “A” – Legal Description
Exhibit “B” – Memorandum of Lease

LEGAL DESCRIPTION
EXHIBIT “A”

THAT PORTION OF LOT 2, SECTION 27, TOWNSHIP 2 NORTH, RANGE 21 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF  CAMARILLO, COUNTY OF VENTURA, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT OF SAID LAND FILED JULY 10, 1873 IN THE DISTRICT LAND OFFICE, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE EASTERLY LINE OF LAS POSAS ROAD, 60 FEET WIDE, DISTANT ALONG SAID EASTERLY LINE NORTH 0° 13’ 35” WEST 666.12 FEET FROM THE NORTHWESTERLY CORNER OF LAS POSAS PARK, ACCORDING TO THE MAP RECORDED IN BOOK 24 PAGE 10 OF MAPS, AT THE NORTHWESTERLY CORNER OF THE LAND DESCRIBED IN THE DEED TO PLEASANT VALLEY SCHOOL DISTRICT RECORDED AUGUST 29, 1958 IN BOOK  1649 PAGE 522,  OFFICIAL RECORDS, THENCE, CONTINUING ALONG SAID EASTERLY LINE,

1ST: NORTH 0° 13’ 35” WEST 364.30 FEET TO THE SOUTHWESTERLY CORNER OF THE LAND DESCRIBED IN THE DEED TO VILLAGE WATER COMPANY, RECORDED DECEMBER 18, 1961 IN BOOK 2085 PAGE 172,  OFFICIAL RECORDS, THENCE  ALONG THE BOUNDARY OF SAID LAST MENTIONED LAND BY THE FOLLOWING TWO COURSES,

2ND: NORTH 89° 46’ 25” EAST 50 FEET TO THE SOUTHEASTERLY CORNER THEREOF THENCE,

3RD: NORTH 0° 13’ 35” WEST 64.25 FEET TO THE NORTHERLY LINE OF SAID LOT 2; THENCE, ALONG SAID NORTHERLY LINE,

4TH: NORTH 73° 52’ EAST 532.39 FEET, MORE OR LESS TO A POINT ON THE NORTH LINE OF SAID LOT 2, WHICH IS NORTH 73° 52’ EAST 584.38 FEET MEASURED ALONG SAID NORTH LINE FROM THE EAST LINE OF LAS POSAS ROAD, ALSO BEING THE NORTHWEST CORNER OF SAID LAND DESCRIBED IN DEED TO UNITED STATES OF AMERICA, RECORDED APRIL 30, 1958 IN BOOK  1612 PAGE 22 OF OFFICIAL RECORDS, THENCE, ALONG THE WESTERLY LINE OF LAND DESCRIBED IN SAID DEED,

5TH: SOUTH 0° 13’ 35” EAST 271.12 FEET, MORE OR LESS, TO THE NORTHEASTERLY CORNER OF SAID LAND OF PLEASANT VALLEY SCHOOL DISTRICT, THENCE,

6TH: SOUTH 89° 46’ 25” WEST 241.50 FEET TO AN ANGLE POINT; THENCE,

7TH: SOUTH 46° 20’  57” WEST 441.26 FEET TO THE POINT OF BEGINNING.

EXCEPT ALL THE OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES IN, ON, OR UNDER SAID LAND BUT WITHOUT THE RIGHT, HOWEVER, OF SURFACE ENTRY AND WITHOUT THE RIGHT OF ENTRY IN AND TO THE SUBSURFACE THEREOF AT A DEPTH OF LESS THAN 500 FEET BENEATH THE SURFACE.

MEMORANDUM OF LEASE

          THIS MEMORANDUM OF LEASE (the “Memorandum”) dated as of April ___, 2003 is entered into between ARV Las Posas, L.P., a California limited partnership (“Lessor”) and Retirement Inns III, LLC, a Delaware limited liability company (“Lessee”).

RECITALS

          A.          On or about April ___, 2003, Lessor and Lessee entered into an Agreement of Lease (the “Lease”), pursuant to which Lessor leased to Lessee and Lessee leased from Lessor real property, more particularly described in attached Exhibit “A” and incorporated by reference (“Premises”).

          B.          Lessor and Lessee desire to execute this Memorandum to provide constructive notice of Lessee’s rights under the Lease to all third parties.

          For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1.          Term.  Lessor leases the Premises to Lessee for a term of ten (10) years commencing on the date of Endorsement (as defined in the Lease) and ending on the last day of the month during which falls the tenth anniversary of the date of Endorsement.

          2.          Lease Terms.  This lease of the Premises to Lessee is pursuant to the Lease, which is incorporated in this Memorandum by reference.

          3.          Assignment.  Lessee’s rights and obligations under the Lease shall not be assigned without Lessor’s prior written consent, and any assignment without this consent shall be void.

          4.          Successors and Assigns.  This Memorandum and the Lease shall bind and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Lease on assignment.

          5.          Governing Law.  This Memorandum and the Lease are governed by California law.

(Signature Page to Follow)

          Executed as of the date first above written.

LESSOR:

 ARV Las Posas, L.P.,
 a California limited partnership

By:	AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P., a California limited partnership, General Partner

	By:	ARV ASSISTED LIVING, INC., a Delaware corporation, General Partner

By:

Douglas Armstrong Senior Vice President

LESSEE:

RETIREMENT INNS III, LLC,
a Delaware limited liability company

By:

Abdo H. Khoury Authorized Manager